UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	98-1195602
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 00-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 6, 2023 (the “Closing Date”), Horizon Therapeutics plc, a public limited company incorporated under the laws of Ireland (“Horizon” or the “Company”), Amgen Inc., a Delaware corporation (“Amgen”) and Pillartree Limited, a private limited company incorporated under the laws of Ireland and a wholly owned subsidiary of Amgen (“Acquirer Sub”), completed the transactions contemplated by that certain Transaction Agreement (the “Transaction Agreement”), dated as of December 11, 2022, by and among Amgen, Horizon and Acquirer Sub. Pursuant to a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Scheme”), Acquirer Sub acquired the entire issued ordinary share capital of Horizon (the “Acquisition”) and Horizon became a wholly owned subsidiary of Amgen.

Item 1.02	Termination of Material Definitive Agreement

On the Closing Date, Horizon Therapeutics USA, Inc., a Delaware corporation and a subsidiary of Horizon (the “Borrower”), (i) repaid in full all indebtedness and other amounts outstanding and owing under that certain Credit Agreement, dated as of May 7, 2015 (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”), by and among the Borrower, Horizon and certain of Horizon’s subsidiaries, as guarantors, various lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Collateral Agent”), and (ii) terminated the Credit Agreement. The Borrower paid an aggregate of approximately $1,982,000,000 to repay all amounts due with respect to the repayment and termination of the Credit Agreement, inclusive of any applicable prepayment premiums. In connection with the termination of the Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by the Borrower, Horizon and any of the Horizon subsidiaries in favor of the Collateral Agent were terminated and released.

Also on the Closing Date, the Borrower satisfied and discharged its obligations under that certain Indenture, dated as of July 16, 2019 (as supplemented, the “Indenture”), by and among the Borrower, as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), by irrevocably depositing with the Trustee an aggregate of $622,825,000 to redeem in full, on October 10, 2023, the aggregate outstanding amount of the 5.500% Senior Notes due 2027 plus the Applicable Premium (as defined in the Indenture) and accrued and unpaid interest.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Item 5.01 is incorporated by reference into this Item 2.01.

The Acquisition was conditioned on, among other things, the sanction of the Scheme by the Irish High Court (the “Court”) and the delivery of the Court Order (as defined in the Transaction Agreement) to the Registrar of Companies in Dublin, Ireland (the “Registrar”). On October 5, 2023, the Court sanctioned the Scheme. On October 6, 2023, the Court Order was delivered to the Registrar, at which time the Scheme became effective (the “Effective Time”).

At the Effective Time, Acquirer Sub acquired all of the outstanding ordinary shares of Horizon, nominal value $0.0001 per share (the “Ordinary Shares”) other than Ordinary Shares held by Horizon or its subsidiaries (such acquired Ordinary Shares, collectively, the “Horizon Shares”) and each holder of Horizon Shares outstanding as of 11:59 p.m. New York City time on October 5, 2023, the business day prior to the occurrence of the Effective Time (the “Scheme Record Time”), obtained the right to receive $116.50 in cash in exchange for each Horizon Share held (the “Consideration”). In respect of the Horizon Shares issued and outstanding as of the Scheme Record Time, Amgen paid an aggregate of approximately $26,700,000,000 in cash to former shareholders of Horizon.

Also at the Effective Time:

•

each option to purchase Horizon Shares (each an “Option”) that was outstanding as of immediately prior to the Effective Time (whether or not vested) was canceled and converted into the right to receive cash, without interest, in an amount equal to (a) the total number of Horizon Shares subject to such Option immediately prior to the Effective Time multiplied by (b) the excess of (i) the Consideration over (ii) the exercise price payable per Horizon Share under such Option;

•

each Horizon restricted stock unit award, excluding PSUs (as defined below), (each an “RSU”) that was outstanding as of immediately prior to the Effective Time (whether or not vested) was (a) if granted to a non-employee member of Horizon’s board of directors (the “Board”) or held by a person who, as of the Closing Date, was a former service-provider of Horizon, canceled and converted into the right to receive cash, without interest, in an amount equal to (i) the total number of Horizon Shares subject to such RSU immediately prior to the Effective Time multiplied by (ii) the Consideration, and (b) if not granted to an individual described in clause (a) above, assumed by Amgen and converted into a restricted stock unit (each, an “Amgen RSU”) denominated in shares of Amgen’s common stock, par value $0.0001 per share (“Amgen Common Stock”). The number of shares of Amgen Common Stock subject to each such Amgen RSU was determined in accordance with a formula set forth in the Transaction Agreement. Each Amgen RSU has the same terms and conditions (including vesting terms) as were applicable to the relevant RSU immediately prior to the Effective Time; and

•

each Horizon restricted stock unit award with performance-based vesting or delivery requirements (each, a “PSU”) that was outstanding as of immediately prior to the Effective Time (whether or not vested) was canceled and converted into the right to receive cash, without interest, in an amount equal to (i) the total number of Horizon Shares issuable in settlement of such PSU as was determined by the compensation committee of the Board prior to the Effective Time in accordance with the terms of such PSU, multiplied by (ii) the Consideration.

The foregoing summaries of the Acquisition, the Transaction Agreement and Appendix 3 to the Rule 2.7 Announcement (the “Conditions Appendix”) do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Transaction Agreement and the Conditions Appendix, which were filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed on December 12, 2022 and are incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Acquisition, Horizon requested that the Nasdaq Global Select Market (“Nasdaq”) (a) halt trading of the Horizon Shares effective as of 8:00 p.m. New York City time on October 5, 2023 and (b) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Horizon Shares from Nasdaq and to deregister the Horizon Shares under Section 12(b) of the Exchange Act. Nasdaq has informed the Company that on October 6, 2023, in accordance with Horizon’s request, Nasdaq filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Horizon Shares under Section 12(b) of the Exchange Act. In addition, Horizon intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended with respect to the Horizon Shares.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Horizon Shares outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of Horizon other than the right to receive the Consideration.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Acquisition, a change in control of Horizon occurred, and Horizon became an indirect wholly owned subsidiary of Amgen.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 is incorporated by reference into this Item 5.02.

In connection with the Acquisition and as of the Effective Time, each of Timothy P. Walbert, Michael Grey, William F. Daniel, Jeff Himawan, Ph.D., Susan Mahony, Ph.D., Gino Santini, James Shannon, M.D., H. Thomas Watkins and Pascale Witz ceased serving as a member of the board of directors of Horizon and each committee thereof on which such director served.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Transaction Agreement, effective as of the Effective Time, the Memorandum and Articles of Association of the Company were amended and restated. A copy of the amended and restated Memorandum and Articles of Association of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

2.1*	Transaction Agreement, dated as of December 11, 2022, by and among Amgen Inc., Pillartree Limited and Horizon Therapeutics plc (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Horizon Therapeutics plc filed with the SEC on December 12, 2022).

2.2	Appendix 3 to the Rule 2.7 Announcement, dated as of December 12, 2022 (Conditions Appendix) (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Horizon Therapeutics plc filed with the SEC on December 12, 2022).

3.1	Amended and Restated Memorandum and Articles of Association of Horizon Therapeutics plc, dated as of October 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2023	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Aaron L. Cox
Aaron L. Cox
Executive Vice President and Chief Financial Officer